Exhibit 1.1
10,000,000 Shares
MOLYCORP, INC.
COMMON STOCK PAR VALUE $0.001 PER SHARE
UNDERWRITING AGREEMENT
[•], 2011

[•], 2011
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
As Representatives of the several Underwriters named in Schedule III hereto
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179
c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
     The stockholders of Molycorp, Inc., a Delaware corporation (the “Company”) named in Schedule I hereto (collectively, the “Selling Stockholders”), severally propose to sell to the several Underwriters named in Schedule III hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 10,000,000 shares (the “Firm Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), each Selling Stockholder selling the amount set forth opposite such Selling Stockholder’s name in Schedule I hereto. [Certain of] the Selling Stockholders also propose to sell to the several Underwriters not more than an aggregate of [1,500,000] additional shares of Common Stock (the “Additional Shares”), each [such] Selling Stockholder selling not more than the amount set forth opposite such Selling Stockholder’s name in Schedule II hereto, if and to the extent that the Representatives, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-174458), including a form of prospectus, to be used in connection with the public offering and sale of the Shares. The registration statement, as amended, including the financial statements and exhibits thereto, at the time it was declared effective by the Commission under the Securities Act of 1933 (the “Securities Act”), including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used by the Underwriters to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement, unless otherwise indicated herein.
     For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus dated [•], 2011, together with the free writing prospectuses, if any, each identified in Schedule IV hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. For purposes of this Agreement, the “Applicable Time” is [•] (New York City time) on the date of this Agreement.
     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:
     (a) The Registration Statement, other than the Rule 462 Registration Statement, if any, which becomes effective upon filing, has been declared effective by the Commission; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.
     (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented on or prior to the Closing Date, if applicable, will not, as of the applicable filing date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement, when it became effective, complied and, as amended or supplemented on or prior to the Closing Date, if applicable, will, as of the applicable filing date of such amendment or supplement, comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; (iii) the Time of Sale Prospectus, as of the Applicable Time, did not, and as of the Closing Date (as defined in Section 5), will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) the Prospectus, as of its date, did not contain, and, as of the Closing Date, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vi) the Prospectus, as of its date, complied in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any broadly available roadshow or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.
     (c) The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complied or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule IV hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.
     (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as currently conducted or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (e) Each subsidiary of the Company has been duly organized, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as currently conducted or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each wholly-owned subsidiary of the Company, as well the Company’s equity interests in Molycorp Silmet AS, have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except those liens, encumbrances, equities or claims that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (f) Molycorp Minerals, LLC and Molycorp Silmet AS are the only Significant Subsidiaries of the Company (as such term is defined in Rule 1-02 of Regulation S-X).
     (g) This Agreement has been duly authorized, executed and delivered by the Company.
     (h) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.
     (i) The shares of Common Stock (including the Additional Shares to be sold by the Selling Stockholders upon the exercise of the right to purchase such Additional Shares granted to the Underwriters in Section 3 hereof) are duly authorized, validly issued, fully paid and non-assessable.
     (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law; (ii) the certificate of incorporation or bylaws of the Company; (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole; or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (i), (iii) and (iv), any such contravention as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except for (a) as have been made or obtained under the Securities Act or the Securities Exchange Act of 1934 (the “Exchange Act”) and (b) the consents, approvals, authorizations, registrations or qualifications as may be required by the state securities or Blue Sky laws .
     (k) There has not occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

     (l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and, to the knowledge of the Company, there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     (m) The Company is not, and after giving effect to the offering and sale of the Shares to be sold by the Company and the application of the proceeds thereof as described in the Time of Sale Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940.
     (n) Except as disclosed in the Time of Sale Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment and surface mining, including any related reclamation, hazardous toxic substances or wastes, pollutants or contaminants (“Environmental and Mining Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental and Mining Laws to conduct their respective businesses as such businesses are described in the Time of Sale Prospectus and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental and Mining Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (o) Except as disclosed in the Time of Sale Prospectus, to the knowledge of the Company, neither the Company nor any of its subsidiaries has incurred any material costs or liabilities associated with Environmental and Mining Laws (including, without limitation, any capital or operating expenditures by the Company or its subsidiaries required for clean-up, closure of properties or compliance with Environmental and Mining Laws or any permit, license or approval) that would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (p) Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
     (q) None of the Company, any of its subsidiaries, or any directors, officers, or, to the knowledge of the Company, any employees, agents or representatives of the Company or of any of its subsidiaries, has: (i) used any of the Company’s or its subsidiaries’ funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from the Company’s or any of its subsidiaries’ funds; (iii) violated or is in violation of any provision of any applicable anti-corruption laws; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws.
     (r) To the knowledge of the Company, the operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (s) (i) The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
     (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or other relevant sanctions authority (collectively, “Sanctions”), or
     (B) located, organized or resident in Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria.

          (ii) The Company represents that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
     (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
     (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
     (t) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock of the Company or short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.
     (u) The Company and its subsidiaries have good and marketable title in fee simple to all real property, and good and marketable title to all personal property, owned by them that is material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed in the Time of Sale Prospectus to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially and adversely interfere with the use made and proposed in the Time of Sale Prospectus to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.
     (v) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (w) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (x) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.
     (y) Except as disclosed in the Time of Sale Prospectus, the Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as such businesses are described in the Time of Sale Prospectus, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if such proceeding results in an unfavorable decision, ruling or finding against the Company, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.
     (z) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, (i) the Company is not aware of any material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting has occurred that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.
     (aa) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (bb) The qualitative and quantitative data regarding proven and probable mineral reserves of the Company included in the Registration Statement, Prospectus and Time of Sale Prospectus (i) were derived in all material respects in accordance with the procedures described in the Registration Statement, Prospectus and Time of Sale Prospectus and all applicable industry standards, including Industry Guide 7 under the Exchange Act, and (ii) have been determined by SRK Consulting (U.S.), Inc., an independent consulting firm.
     (cc) The industry and market-related data, including supply, demand and pricing information, included in the Registration Statement, Prospectus and the Time of Sale Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects, and the Company has obtained the consent to the use of such data from such sources to the extent required.
     (dd) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     2. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders, solely with respect to itself, represents and warrants to and agrees with each of the Underwriters that:

     (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.
     (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, and, if applicable, the Custody Agreement signed by such Selling Stockholder and Computershare, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the “Custody Agreement”), and, if applicable, the Power of Attorney appointing certain individuals as such Selling Stockholder’s attorneys-in-fact to the extent set forth therein (the “Power of Attorney”), relating to the transactions contemplated hereby and by the Time of Sale Prospectus will not contravene (i) any provision of applicable law, (ii) the certificate or articles of incorporation or bylaws of such Selling Stockholder (if such Selling Stockholder is a corporation), the partnership agreement of such Selling Stockholder (if such Selling Stockholder is a partnership), or the operating agreement of such Selling Stockholder (if such Selling Stockholder is a limited liability company), (iii) any agreement or other instrument binding upon such Selling Stockholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, except, in the case of clauses (i), (iii) and (iv), any such contravention as would not affect the validity of the Shares to be sold by such Selling Stockholder or materially impair the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or, if applicable, the Custody Agreement or Power of Attorney of such Selling Stockholder, except for (a) as have been made or obtained under the Securities Act or the Exchange Act, (b) the consents, approvals, authorizations, registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the state securities or Blue Sky laws and (c) any such consent as would not affect the validity of the Shares to be sold by such Selling Stockholder or materially impair the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement or the Time of Sale Prospectus.
     (c) Such Selling Stockholder has, and on the Closing Date and the applicable Option Closing Date, if any, will have valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Stockholder pursuant to this Agreement free of all adverse claims (within the meaning of Section 8-102 of the UCC), and the legal right and power, and all authorization and approval required by applicable law, to enter into this Agreement, and, if applicable, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement or a security entitlement in respect of such Shares.

     (d) If applicable to such Selling Stockholder, the Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder.
     (e) Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (i) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (iii) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder is assuming that when such payment, delivery and crediting occur, (A) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (C) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.
     (f) The reason such Selling Stockholder is offering to sell its Shares pursuant to this Agreement is not based upon any material adverse fact concerning the Company, its subsidiaries or its business that is not disclosed in the Time of Sale Prospectus.
     (g) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented on or prior to the Closing Date, if applicable, will not, as of the applicable filing date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus, as of the Applicable Time, did not, and as of the Closing Date (as defined in Section 5) will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus, as of its date, did not, and, as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this paragraph 2(g) are limited to statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Selling Stockholder in connection with the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus, which information is understood to be limited to the information regarding such Selling Stockholder in the section of the Time of Sale Prospectus under the caption “Principal and Selling Stockholders,” including the number of shares of Common Stock set forth opposite such Selling Stockholder’s name (both prior to and after giving effect to the sale of the Additional Shares) (the “Selling Stockholder Information”).
     (h) On or prior to the date hereof, such Selling Stockholder has executed and delivered to the Representatives a “lock-up” agreement, substantially in the form of Exhibit A hereto.
     3. Agreements To Sell and Purchase. Upon the terms set forth herein, each Selling Stockholder, severally and not jointly, agrees to sell to the several Underwriters the number of Firm Shares set forth opposite such Selling Stockholder’s name in Schedule I hereto. On the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, each Underwriter agrees, severally and not jointly, to purchase from such Selling Stockholder at $[•] per share (the “Purchase Price”) the number of Firm Shares that bears the same proportion to the number of Firm Shares to be sold by such Selling Stockholder as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, [the Selling Stockholders set forth in Schedule II hereto] [each Selling Stockholder] hereby grant[s] an option to the several Underwriters to purchase, severally and not jointly, the Additional Shares or any portion thereof from the Selling Stockholders at the Purchase Price, provided, however, that the amount per share to be paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Selling Stockholders and the Company not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Firm Shares nor later than ten business days after the date of such notice; provided, however, that if notice is received prior to the Closing Date, the purchase date will be the Closing Date. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering sales of shares in excess of the number of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), (i) each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule III hereto opposite the name of such Underwriter bears to the total number of Firm Shares, (ii) each Selling Stockholder agrees, severally and not jointly, to sell the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be sold on such Option Closing Date as the number of Additional Shares set forth on Schedule II hereto opposite the name of such Selling Stockholder bears to the total number of Additional Shares.
     The Company hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus (the “restricted period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities so owned convertible into or exercisable or exchangeable for Common Stock, including the [ ]% Senior Convertible Senior Notes due [2016] (the “Convertible Notes”) and the Series A Mandatory Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”)or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.
     The restrictions contained in the preceding paragraph shall not apply to (i) the Shares to be sold hereunder or the Convertible Notes to be sold by the Company in the concurrent offering; (ii) the issuance by the Company of shares of Common Stock upon the conversion of shares of, or as paid as a dividend upon, Preferred Stock of the Company; (iii) issuances of shares of Common Stock, options, warrants or other equity awards relating to Common Stock pursuant to the Molycorp, Inc. 2010 Equity and Performance Incentive Plan, provided that such shares, options, warrants or other equity awards are restricted through the restricted period; (iv) in the case of any existing warrant or option to purchase, or other equity award for, shares of Common Stock that is disclosed in the Registration Statement, the Prospectus and the Time of Sale Prospectus, the issuance by the Company of shares of Common Stock upon the exercise or vesting of such warrant, option or equity award, as the case may be, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with any such issuance by the Company during the restricted period; (v) the filing of a registration statement on Form S-8 or other appropriate forms as required by the Securities Act, and any amendments thereto, relating to the Common Stock or other equity-based securities issuable pursuant to the Molycorp, Inc. 2010 Equity and Performance Incentive Plan; (vi) the filing of a registration statement on Form S-4 or other appropriate forms as required by the Securities Act, and any amendments thereto, related to the Common Stock or other equity securities of the Company issuable in connection with any merger, acquisition or other business combination, provided that three (3) days’ advance notice of such filing is provided to the Representatives; (vii) the issuance of shares of Common Stock pursuant to the transaction contemplated under the terms of the Memorandum of Understanding with Sumitomo Corporation dated December 10, 2010, provided that the recipient of such shares of Common Stock so issued shall agree to be bound by the restrictions in the preceding paragraph until the expiration of the restricted period; (viii) the filing of a registration statement on Form S-1, Form S-3 or other appropriate forms as required by the Securities Act, and any amendments thereto, no earlier than August 5, 2011, as required pursuant to the Stock Purchase Agreement, dated as of April 1, 2011 by and among the Company, Molycorp Minerals, LLC and Aktsiaselts Silmet Grupp; (ix) any offer or entry into a contract to sell any shares of Common Stock, options, warrants or other convertible securities relating to Common Stock, in connection with any bona fide merger, acquisition, business combination, joint venture or strategic or commercial relationship, to a third party or group of third parties (each an “M&A Transaction”), and any public announcement relating to any such offer or entry into a contract, provided that three (3) days’ advance notice of such announcement is provided to the Representatives; and (x) any issuance of shares of Common Stock, options, warrants or other convertible securities relating to Common Stock, in connection with any M&A Transaction of which the Underwriters have been advised three (3) days in advance, provided that the recipient of such shares of Common Stock, options, warrants or other convertible securities relating to Common Stock so issued shall agree to be bound by the restrictions in the preceding paragraph until the expiration of the restricted period, and provided that the amount of shares of Common Stock, options, warrants or other convertible securities relating to Common Stock issued in each such M&A Transactions does not exceed an amount greater than 15% of the Common Stock outstanding on the date of such M&A Transaction. Notwithstanding the foregoing, if (1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension. The Company shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial restricted period.

     4. Terms of Public Offering. The Representatives advise the Selling Stockholders that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Representatives further advise the Selling Stockholders that the Shares are to be offered to the public initially at $[•] per share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[•] per share under the Public Offering Price.
     5. Payment and Delivery. Payment for the Firm Shares shall be made to the Selling Stockholders in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [•], 2011, or at such other time on the same or such other date, not later than [•], 2011, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Payment for any Additional Shares shall be made to the Selling Stockholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [•], 2011, as shall be designated in writing by the Representatives.
     The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be (i) reduced by any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) shall be treated as satisfied to the extent of any amount withheld and paid over to the applicable taxing authority as required by law, including, for the avoidance of doubt, with respect to any Selling Stockholder that is not a U.S. person for U.S. federal income tax purposes, any withholding tax imposed on such Selling Stockholder by section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”).
     6. Conditions to the Underwriters’ Obligations. The obligations of the Selling Stockholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 3:00 p.m. (New York City time) on the date hereof and, if the Rule 462 Registration Statement (if any) has not become effective prior to the execution and delivery of this Agreement, such Rule 462 Registration Statement has been filed by 10:00 p.m. (New York City time) on the date hereof.
     The several obligations of the Underwriters are subject to the following further conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and
     (ii) there shall not have occurred any change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
     (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) The Underwriters shall have received on the Closing Date an opinion (including a 10b-5 statement) of Jones Day, outside counsel for the Company, dated as of the Closing Date, in form and substance satisfactory to the Representatives.
     (d) The Underwriters shall have received on the Closing Date an opinion of counsel for each of the Selling Stockholders listed below, dated as of the Closing Date, in form and substance satisfactory to the Representatives:

Selling Stockholder	Counsel

RCF US Holdings L.P.	Proskauer Rose LLP

PP IV Mountain Pass II, LLC	Akin Gump Strauss Hauer & Feld LLP
PP IV MP AIV 1, LLC
PP IV MP AIV 2, LLC
PP IV MP AIV 3, LLC

TNA Moly Group LLC, Alan Docter, Mark Kristoff	Debevoise & Plimpton LLP, Jonathan Director

KMSMITH, LLC, John F. Ashburn, John L. Burba, Jack E. Thompson	Davis Graham & Stubbs LLP
     (e) The Underwriters shall have received on the Closing Date an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated as of the Closing Date, in form and substance satisfactory to the Representatives.
     With respect to the 10b-5 statement delivered by Jones Day and Davis Polk & Wardwell LLP, such counsel may rely upon an opinion or opinions of counsel for any Selling Stockholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Stockholder contained herein and, if applicable, in the Custody Agreement and Power of Attorney of such Selling Stockholder and in other documents and instruments; provided that (i) each such counsel for the Selling Stockholders is reasonably satisfactory to the Representatives’ counsel, (ii) a copy of each opinion so relied upon is delivered to the Representatives and is in form and substance reasonably satisfactory to the Representatives’ counsel, (iii) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to the Representatives and shall be in form and substance reasonably satisfactory to the Representatives’ counsel and (iv) such counsel shall state in their opinion that they are justified in relying on each such other opinion.
     The opinions of Jones Day described in Section 6(c) and the opinions of counsel referred to in Section 6(d) (and any opinions of counsel for any Selling Stockholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Stockholders, as the case may be, and shall so state therein.
     (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (g) The Underwriters shall have received on each of the date hereof and on the Closing Date, a letter in form and substance satisfactory to the Representatives from SRK Consulting (U.S.), Inc., with respect to the qualitative and quantitative data regarding proven and probable mineral reserves of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
     (h) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.
     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.
     7. Covenants of the Company. The Company covenants with each Underwriter as follows:
     (a) To furnish to the Representatives, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to noon New York City time on the business day next succeeding the date of this Agreement, or such other time as may be agreed to by the Company and the Representatives, and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or the Registration Statement as the Representatives may reasonably request.
     (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in

Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
     (c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company in connection with the sale of the Shares pursuant to this Agreement and not to use or refer to any proposed free writing prospectus in connection with the sale of the Shares pursuant to this Agreement to which the Representatives reasonably object.
     (d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus in connection with the sale of the Shares pursuant to this Agreement prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (f) If, in the reasonable opinion of counsel for the Underwriters, during such period after the first date of the public offering of the Shares, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
     (g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (h) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement that shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     8. Covenants of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, covenants with each Underwriter with respect to itself as follows:
     (a) Such Selling Stockholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or IRS Form W-8, as appropriate, together with all required attachments to such form, including all attachments to any IRS Form W-8IMY.
     (b) Such Selling Stockholder that is a U.S. person for U.S. federal income tax purposes will deliver to the Representatives a certification that it is not a foreign person. Such certification shall be substantially in the form provided in Treasury regulation §1.1445-2(b)(2)(iv)(A) (sample certification for an individual transferor) or Treasury regulation §1.1445-2(b)(2)(iv)(B) (sample certification for an entity transferor), as applicable. Each Selling Stockholder that fails to, or is not able to, provide such a certification shall be treated as not a U.S. person for U.S. federal income tax purposes with respect to this Agreement, and each such Selling Stockholder shall agree that the Underwriters may treat each Share sold by such a Selling Stockholder as a United States Real Property Interest as such term is defined in section 897 of the Code and may withhold tax from the Purchase Price pursuant to section 1445 of the Code, provided such withheld tax is paid over to the applicable taxing authority as required by law.
     9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company in connection with the sale of the Shares pursuant to this Agreement and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the reasonable cost of printing or producing any Blue Sky or “world sky” memorandum in connection with the offer and sale of the Shares under state or foreign securities laws and all reasonable, documented expenses in connection with the qualification of the Shares for offer and sale under state or foreign securities laws, subject to and as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of one counsel for the Underwriters not to exceed $35,000 in connection with such qualification and in connection with the Blue Sky or any “world sky” memorandum, (iii) all filing fees and the reasonable fees and disbursements of one counsel to the Underwriters not to exceed $35,000 incurred in connection with the review and qualification of the offering of the Shares by FINRA, (iv) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE, (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, travel and lodging expenses of the representatives and officers of the Company, and 50% of the cost of any aircraft chartered in connection with the road show, and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. Except as otherwise agreed among the Selling Stockholders and the Company, each Selling Stockholder agrees to pay or cause to be paid all expenses incident to the performance of such Selling Stockholder’s obligations under this Agreement that are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder, (ii) such Selling Stockholder’s pro rata share of the fees and expenses of its Attorneys-in-Fact and the Custodian, and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution,” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including, without limitation, fees and disbursements of their counsel, 50% of the cost of any aircraft chartered in connection with the road show, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
     10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
     11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus, the Prospectus or any amendment or supplement thereto.
          (b) The Selling Stockholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only with reference to such Selling Stockholder’s Selling Stockholder Information. The liability of each Selling Stockholder under the indemnity contained in this paragraph shall be limited to an amount equal to the net proceeds from the offering of the Shares (before deducting expenses) received by such Selling Stockholder under this Agreement.
          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement, each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Company within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

          (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party has reasonably concluded (based on the advice of counsel) that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of the Company within the meaning of Rule 405 under the Securities Act and (iii) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Selling Stockholder within the meaning of Rule 405 under the Securities Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons and affiliates of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons and affiliates of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
          (e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and each of the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each of the Company and each Selling Stockholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and each of the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each of the Company, such Selling Stockholder, or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the net proceeds from the offering of the Shares (before deducting expenses) received by such Selling Stockholder under this Agreement.
          (f) The Company, the Selling Stockholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this

Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. No party shall be liable for contribution under section 11(e) except to the extent and under such circumstances as such party would have been liable for indemnification under this Section 11 if such indemnification were available or enforceable under applicable law.
          (g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
     12. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
     13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule III bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Stockholder shall be unable to perform its obligations under this Agreement, the Company and the Selling Stockholders will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
     14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering of the Shares, and the purchase and sale of the Shares.
          (b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
     15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent to 5619 Denver Tech Center Parkway Suite

1000, Greenwood Village, Colorado 80111, or fax to 303-843-8082, Attn: John F. Ashburn, with a copy to (which shall not constitute notice) Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, or fax to (216) 579-0212, Attention: Christopher M. Kelly, Esq.; and if to the Selling Stockholders shall be delivered, mailed or sent to the respective address or fax number set forth opposite each Selling Stockholder’s name in Schedule V hereto.

Very truly yours,

MOLYCORP, INC.

By:
Name:
Title:
[Signature page to Common Stock Underwriting Agreement]

RCF US HOLDINGS L.P.

By: RCA IV GP L.L.C., General Partner

By:
Name:
Title:
[Signature page to Common Stock Underwriting Agreement]

The Selling Stockholders named and marked with an asterisk (*) in Schedule I, acting severally

By:
Attorney-in-Fact
[Signature page to Common Stock Underwriting Agreement]

The Selling Stockholders named and marked with a double asterisk (**) in Schedule I, acting severally

By:
Attorney-in-Fact
[Signature page to Common Stock Underwriting Agreement]

The Selling Stockholders named and marked with a dagger (†) in Schedule I, acting severally

By:
Attorney-in-Fact
[Signature page to Common Stock Underwriting Agreement]

Accepted as of the date hereof
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Acting severally on behalf of themselves
     and the several Underwriters named in
     Schedule III hereto

By: J.P. Morgan Securities LLC

By:
Name:
Title:
[Signature page to Common Stock Underwriting Agreement]

By: Morgan Stanley & Co. LLC

By:
Name:
Title:
[Signature page to Common Stock Underwriting Agreement]

SCHEDULE I

Number of Firm Shares
Selling Stockholder	To Be Sold
RCF US Holdings L.P.	4,998,159
PP IV Mountain Pass II, LLC**	1,565,360
PP IV MP AIV 1, LLC**	758,232
PP IV MP AIV 2, LLC**	276,954
PP IV MP AIV 3, LLC**	276,954
TNA Moly Group LLC†	1,667,378
KMSMITH, LLC*	55,614
Mark A. Smith*	152,100
Alan Docter†	43,221
Mark Kristoff†	43,221
John F. Ashburn*	59,656
John L. Burba*	74,571
Charles R. Henry*	60,000
Jack E. Thompson*	24,194

Total	10,000,000

I-1

SCHEDULE II

Number of Additional
Selling Stockholder	Shares To Be Sold
RCF US Holdings L.P.	749,724
PP IV Mountain Pass II, LLC	234,805
PP IV MP AIV 1, LLC	113,735
PP IV MP AIV 2, LLC	41,543
PP IV MP AIV 3, LLC	41,543
TNA Moly Group LLC	250,106
KMSMITH, LLC	8,342
Mark A. Smith	14,473
Alan Docter	6,483
Mark Kristoff	6,483
John F. Ashburn	8,948
John L. Burba	11,186
Charles R. Henry	9,000
Jack E. Thompson*	3,629

Total	1,500,000

II-1

SCHEDULE III

Number of Firm Shares
Underwriter	To Be Purchased
J.P. Morgan Securities LLC	[•]
Morgan Stanley & Co. LLC	[•]
[•]
[•]
[•]
[•]
[•]
[•]
[•]

Total	10,000,000

III-1

SCHEDULE IV
Time of Sale Prospectus
1.	Preliminary Prospectus dated [•], 2011
2.	The information set forth in Exhibit B hereto

IV-1

SCHEDULE V
Selling Stockholder Notice Information

Selling Stockholder	Notice Information
PP IV Mountain Pass II, LLC	505 Park Avenue
PP IV MP AIV 1, LLC	22nd Floor
PP IV MP AIV 2, LLC	New York, NY 10022
PP IV MP AIV 3, LLC	Attention: Jason Schaefer, Esq.

With a copy to:

Alice Hsu, Esq.
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036

TNA Moly Group LLC	Mark S. Kristoff
Traxys North America
825 Third Avenue
New York, NY 10022

Alan K. Docter	Alan K. Docter
101 Worth Avenue, Apt. 5A
Palm Beach, FL 33480

Mark S. Kristoff	Mark S. Kristoff
Traxys North America
825 Third Avenue
New York, NY 10022

KMSMITH, LLC	KMSMITH LLC
c/o Molycorp, Inc.
5619 Denver Tech Center Parkway, Suite 1000
Greenwood Village, CO 80111
Attention: Mark A. Smith

Mark A. Smith	Mark A. Smith
c/o Molycorp, Inc.
5619 Denver Tech Center Parkway, Suite 1000
Greenwood Village, CO 80111

John F. Ashburn	John F. Ashburn, Jr.
Molycorp, Inc.
5619 Denver Tech Center Parkway, Suite 1000
Greenwood Village, CO 80111

John L. Burba	John L. Burba
Molycorp, Inc.
5619 Denver Tech Center Parkway, Suite 1000
Greenwood Village, CO 80111

V-1

Selling Stockholder	Notice Information
Jack E. Thompson	Jack E. Thompson
c/o Molycorp, Inc.
5619 Denver Tech Center Parkway, Suite 1000
Greenwood Village, CO 80111

Charles R. Henry	Charles R. Henry
c/o Molycorp, Inc.
5619 Denver Tech Center Parkway, Suite 1000
Greenwood Village, CO 80111

Exhibit A
FORM OF LOCK-UP LETTER
J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179
Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036
Ladies and Gentlemen:
     The undersigned understands that J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC (the “Representatives”) propose to enter into (i) an Underwriting Agreement (the “Common Stock Underwriting Agreement”) with Molycorp, Inc., a Delaware corporation (the “Company”), and certain stockholders of the Company (the “Selling Stockholders”), providing for the public offering by the several Underwriters to be named in Schedule 1 to the Common Stock Underwriting Agreement, including the Representatives (the “Common Stock Underwriters”), of shares (the “Shares”) of the common stock of the Company (the “Common Stock”) and (ii) a Purchase Agreement (the “Convertible Notes Purchase Agreement” and, together with the Common Stock Underwriting Agreement, the “Underwriting Agreements”) with the Company, providing for the offering (together with the public offering of the Common Stock, the “Offerings”) by the several Initial Purchasers by to be named in Schedule 1 to the Convertible Notes Purchase Agreement, including the Representatives (the “Initial Purchasers,” and together with the Common Stock Underwriters the “Underwriters”)of convertible senior notes of the Company (the “Convertible Notes”).
     To induce the Underwriters that may participate in the Offerings to continue their efforts in connection with the Offerings, the undersigned hereby agrees that, without the prior written consent of the Representatives acting on behalf of the Underwriters, it will not, during the period (the “restricted period”) commencing on the date hereof and ending 90 days after the date of the final prospectus and final offering memorandum relating to the Offerings (each, a “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock, including the Convertible Notes and the Series A Mandatory Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the exercise of a warrant or an option to purchase, or the settlement of any other equity award for, shares of Common Stock (provided that any Shares received are subject to the restrictions contained in this agreement), (b) in the case of an option to purchase shares of Common Stock expiring or restricted shares of Common Stock vesting during the restricted period, the sale or transfer of shares of Common Stock to the Company to satisfy any payment or withholding obligations in connection with the exercise of such option or vesting of such restricted shares, or in connection with any cashless exercise of a warrant to purchase shares of Common Stock, (c) the conversion of any Preferred Stock or Convertible Notes or other equity interest of the Company into shares of Common Stock, (d) the disposition of shares of Common Stock or Convertible Notes pursuant to the Offerings, (e) transactions relating to shares of Common Stock or such other securities acquired in open market transactions after the completion of the Offerings, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or such other securities acquired in such open market transactions; (f) transfers of shares of Common Stock or any security convertible into Common Stock (1) as a bona fide gift, (2) to any affiliate of the undersigned, (3) to any trust for the direct or indirect benefit of the undersigned or an immediate family member of the undersigned or (4) to any immediate family member of the undersigned; (g) transfers of shares of Common Stock or any security convertible into Common Stock pursuant to the laws of descent or distribution; provided that in the case of any transfer or distribution pursuant to clause (f) and (g) above, (i) each transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the 90-day restricted period referred to in the foregoing sentence, (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, Preferred Stock or Convertible Notes, provided that such plan does not provide for the transfer of Common Stock, Preferred Stock or Convertible Notes during the 90-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company during the 90-day restricted period. In addition, the undersigned agrees that, without the prior written consent of the Representatives acting on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock, or any security convertible into or exercisable or exchangeable for Common Stock, including the Preferred Stock and the Convertible Notes (except in respect of the Offerings). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar and indenture trustee against the transfer of the undersigned’s shares of Common Stock, Convertible Notes and Preferred Stock except in compliance with the foregoing restrictions.
     If:
     (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or
     (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;
the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension.
     The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that has resulted in an extension of the restricted period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.
     This agreement shall automatically terminate and be of no further effect upon the earliest to occur, if any, of: (i)(x) the Company advising the Representatives in writing, prior to execution of the Convertible Notes Purchase Agreement, that it has determined not to proceed with the Offering of Convertible Notes and (y) the Selling Stockholders advising the Representatives in writing, prior to execution of the Common Stock Underwriting Agreement, that they have determined not to proceed with the Offering of Common Stock, (ii) the termination of both the Common Stock Underwriting Agreement and the Convertible Notes Purchase Agreement before the sale of any Common Stock or Convertible Notes to the Underwriters and (iii) September 30, 2011 if a closing for neither of the Offerings has occurred as of that time.

     The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Offerings. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     Whether or not the Offerings actually occur depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

Exhibit B

Issuer:	Molycorp, Inc., a Delaware corporation

Symbol / Exchange:	MCP / NYSE

Shares offered by the Selling Stockholders:	10,000,000 shares of common stock, par value $0.001 per share

Option for underwriters to purchase additional shares from the Selling Stockholders:	Up to 1,500,000 shares of common stock covering sales of shares in excess of the number of the Firm Shares

Public offering price:	$[•] per share / $[•] million total, subject to the underwriters’ option to purchase additional shares

Underwriting discount:	$[•] per share

Proceeds, before expenses, to the Selling Stockholders:	$[•] per share

Trade date:	[•], 2011

Expected settlement date:	[•], 2011

CUSIP:	[•]

Underwriters:	J.P. Morgan Securities LLC Morgan Stanley & Co. LLC